Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Saul Centers, Inc. and in the related Prospectuses, where applicable, of our reports dated March 8, 2007, with respect to the consolidated financial statements and schedule of Saul Centers, Inc., Saul Centers, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Saul Centers, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

Registration Statement Number	Form	Description
333-123982	Form S-3	Common Stock to be Resold by Selling Stockholders
333-115262	Form S-8	2004 Stock Plan
333-60064	Form S-3	Common Stock to be Resold by Selling Stockholders
333-59962	Form S-8	Deferred Compensation Plan for Directors

333-41436	Form S-3	Common Stock to be Resold by Selling Stockholders
333-88127	Form S-3	Common Stock to be Resold by Selling Stockholders
333-77890	Form S-8	Deferred Compensation and Stock Plan for Directors
333-139376	Form S-3D	Dividend Reinvestment and Stock Purchase Plan

/s/ Ernst & Young LLP
McLean, Virginia
March 8, 2007